UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2011

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 5, 2011, Alliance Bankshares Corporation (the “Corporation”) and its wholly-owned subsidiary Alliance Bank Corporation (the “Bank”) announced that Jean S. Houpert, Senior Vice President and Accounting Director of the Bank, has been appointed Interim Chief Financial Officer of the Corporation and the Bank effective July 29, 2011. In connection with her appointment as Interim Chief Financial Officer, Ms. Houpert will also serve as the Corporation’s principal financial officer and principal accounting officer and will continue to serve as Accounting Director of the Bank.
     Ms. Houpert, 46, has served as Senior Vice President and Accounting Director of the Bank since December 2009 and joined the Bank as Accounting Director in October 2008. As Accounting Director, Ms. Houpert is responsible for general oversight of the accounting and financial reporting functions, is a member of the Bank’s ALCO Committee, and actively contributes to oversight and management of the Bank’s operations and to the Bank’s planning and budgeting processes. Before serving as Accounting Director for the Bank, Ms. Houpert served as Vice President and Controller of Millennium Bank, N.A. in Sterling, Virginia from 2004 to 2006. As Vice President and Controller at Millennium Bank, Ms. Houpert was responsible for general oversight of the bank’s accounting function, including responsibility for preparing (i) consolidated financial statements for the holding company, bank and subsidiaries, (ii) call reports and other regulatory reports for the bank and (iii) Securities and Exchange Commission filings for the bank’s holding company. Before joining Millennium Bank, N.A., Ms. Houpert served as Quality Control Officer at 1st Service Bank in McLean, Virginia from 2003 to 2004 and was a member of audit and advisory engagement teams at Grant Thornton LLP from 1997 to 1999 and from 2000 to 2002, with a final position of Supervising Senior Accountant in Grant Thornton’s Vienna, Virginia office. Ms. Houpert earned a bachelor of business administration from Temple University, graduating cum laude.
     In connection with Ms. Houpert’s appointment as Interim Chief Financial Officer, she received a raise to $165,000 in annual salary. Ms. Houpert continues to be able to participate in the health, dental, disability, life insurance and 401(k) plans that the Corporation and the Bank make available to all employees.
     There are no family relationships between Ms. Houpert and any other executive officer or director of the Corporation or the Bank, and there are no arrangements or understandings pursuant to which she has been appointed. There are no transactions between the Corporation or the Bank and Ms. Houpert that would constitute related person transactions under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
     On August 5, 2011, the Corporation issued a press release announcing the appointment of Ms. Houpert as Interim Chief Financial Officer. A copy of the Corporation’s press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Alliance Bankshares Corporation press release dated August 5, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ William E. Doyle, Jr.
William E. Doyle, Jr.
President & Chief Executive Officer

Date: August 5, 2011